Exhibit 10-e-1

SECOND AMENDMENT

TO

NORDSON CORPORATION

EXCESS DEFINED BENEFIT RETIREMENT PLAN

The Nordson Corporation Excess Defined Benefit Retirement Plan (hereinafter referred to as the “Plan”), as originally established for the benefit of certain designated salaried employees effective as of November 1, 1985, and as amended on one subsequent occasion, is hereby further amended, effective upon execution hereof, to add new Section 2.4 as follows:

2.4 VESTING OF BENEFITS. Notwithstanding any provision of the Plan other than Section 6.6 to the contrary, the excess pension benefit of each eligible Employee determined as if he were to terminate employment on December 31, 1993, shall be fully vested and nonforfeitable on December 31, 1993.

EXECUTED at Westlake, Ohio this             day of             , 1993.

NORDSON CORPORATION

By

Title